EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-126420) pertaining to the Xerium Technologies, Inc. 2005 Equity Incentive Plan of our report dated April 8, 2008, except for Notes 1(a) and 18(c), as to which the date is August 4, 2008, with respect to the 2007 consolidated financial statements and schedule of Xerium Technologies, Inc., included in this Current Report on Form 8-K dated August 4, 2008.

/s/ Ernst & Young LLP

Raleigh, North Carolina

August 4, 2008